Exhibit 99.1

Off The Hook Yachts Expands Northeast and Mid-Atlantic Presence with Two New Strategic Marina Offices

New locations in Rhode Island and New Jersey enhance regional market density, increase transaction flow, and support continued broker hiring

Wilmington, NC – April 6, 2026 – Off The Hook YS Inc. (NYSE American: OTH) (“Off the Hook Yachts” or “Off the Hook” or “the Company”), a vertically integrated, AI-powered marine marketplace and the largest buyer and seller of used boats in the United States, today announced the opening of two new strategic marina-based offices in East Greenwich, Rhode Island and Cape May, New Jersey.

“This expansion reflects a deliberate focus on deepening our presence in two of the most active and attractive boating markets on the East Coast,” said Brian John, CEO of Off The Hook Yachts. “By establishing a physical footprint at premier marinas in Rhode Island and Cape May, we’re increasing our ability to source high-quality inventory, accelerate transaction velocity, and better serve both buyers and sellers. Just as importantly, these locations position us to attract top brokerage talent in regions with deep marine expertise, which is a critical component of how we continue to scale the platform.”

East Greenwich, Rhode Island – Greenwich Cove Marina

Off The Hook Yachts has established its New England headquarters at Greenwich Cove Marina in East Greenwich, Rhode Island.

The location provides immediate access to one of the most active and affluent boating regions in the Northeast, including nearby Newport, Block Island, Montauk, Nantucket, Marthas Vineyard and other surrounding coastal communities. Rhode Island’s tax-free status on boat purchases further supports transaction efficiency and buyer demand.

The East Greenwich office will serve as the central hub for all New England operations. John Parker—an experienced maritime professional with more than three decades on the water, including time as a U.S. Navy instructor and commercial vessel captain—will be based in East Greenwich and support regional growth initiatives.

In addition to its strategic positioning, the marina’s surrounding waterfront environment—featuring high-traffic dining and lifestyle destinations—creates what we believe is a natural platform for brand visibility, client acquisition, and broker recruitment.

Cape May, New Jersey – Cape May Marina

The Company has also opened a new office at Cape May Marina in Cape May, New Jersey, strengthening its presence in the Mid-Atlantic region.

The waterfront office overlooks the marina and is situated within a full-service destination featuring a pool, bar, and grille, providing an ideal setting for client engagement and deal flow.

The Cape May office will be spearheaded by Scott White, a 25-year industry veteran who recently joined Off The Hook Yachts from United Yacht Sales. White brings extensive experience in brokerage and regional market development and will lead the Company’s efforts across the Jersey Shore and surrounding markets.

About Off The Hook YS Inc.

Founded in 2012, Off The Hook YS Inc. is a vertically integrated, AI-powered marine marketplace transforming how boats are bought, sold, and financed across the United States. Leveraging proprietary technology, deep transaction data, and a national acquisition network, the Company increases speed, transparency, and inventory velocity across boat brokerage, wholesale trading, auctions, financing, and marine services, with an integrated ecosystem that includes Autograph Yacht Group, Azure Funding, and proprietary lead-generation platforms. Headquartered in Wilmington, North Carolina, Off The Hook is rapidly expanding its national footprint and market share within the $57 billion U.S. marine industry.

Contact

Off The Hook YS Inc.
Chad Corbin, Chief Financial Officer
chadcorbin@offthehookys.com

Investor Relations
ir@offthehookys.com

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Off The Hook YS Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Off The Hook YS Inc. undertakes no duty to update such information except as required under applicable law.